Exhibit 10.5

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to Amended and Restated Credit Agreement (this “Amendment”) dated as of October 29, 2007, is made among TRX, INC., a Georgia corporation (the “Borrower”), each of the Subsidiaries of the Borrower signatory hereto (collectively, the “Guarantors”), and BANK OF AMERICA, N.A. (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2005 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of January 11, 2007 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 30, 2007, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the definition given thereto in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a revolving credit facility, including a letter of credit subfacility;

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has advised the Lender that it desires to (i) extend the Maturity Date of the Credit Agreement until April 30, 2009 as set forth below and (ii) amend Section 7.13(c) of the Credit Agreement (Consolidated Fixed Charge Coverage Ratio) as set forth below, and the Lender is willing to so extend the Maturity Date and amend Section 7.13(c) on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Credit Agreement is hereby amended as follows:

(a)	The existing definition of “Maturity Date” is deleted from Section 1.01 of the Credit Agreement and the following definition is inserted in lieu thereof:

“Maturity Date” means April 30, 2009 .

(b)	The existing Section 7.13(c) is deleted from the Credit Agreement and the following is inserted in lieu thereof (which amendment shall be retroactively effective to September 29, 2007 upon the satisfaction of the conditions precedent set forth in Section 2 below):

Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower ending after December 31, 2007, to be less than 1.00 to 1.00.

(c)	The existing Exhibit B of the Credit Agreement is deleted in its entirety and Exhibit A attached hereto is inserted in lieu thereof.

2.	Effectiveness; Conditions Precedent. The amendment herein provided shall be effective (as of the date of this Amendment except as otherwise expressly stated to the contrary) upon the satisfaction of the following conditions precedent:

(a)	The Lender shall have received each of the following documents or instruments in form and substance acceptable to the Lender:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower and each Guarantor; and

(ii)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Lender shall reasonably request.

(b)	All fees and expenses payable to the Lender (including (i) an upfront fee to the Lender in an amount to be mutually agreed upon between the Lender and the Borrower in advance of the effectiveness hereof and (ii) the fees and expenses of counsel to the Lender estimated to date) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.	Consent of the Guarantors. Notwithstanding that such consent is not required by the Loan Documents, each of the Guarantors hereby consents, acknowledges and agrees to the amendment set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person’s payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

4.	Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)	The representations and warranties made by it in Article V of the Credit Agreement, and by each Loan Party and in each of the Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)	Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)	This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such Persons, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)	No Default or Event of Default has occurred and is continuing.

5.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.

6.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

8.	Governing Law; Arbitration; Jury Trial Waiver. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 9.13 of the Credit Agreement.

9.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 9.06 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TRX, INC.

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President
GUARANTORS:

Technology Licensing Company, LLC, a Georgia limited liability company
Travel Technology, LLC, a Georgia limited liability company
TRX Data Services, Inc, a Virginia corporation
TRX Fulfillment Services, LLC, a Georgia limited liability company

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

	By:	/s/ Norwood H. Davis, III
	Name:	Norwood H. Davis, III
	Title:	President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Ken Bauchle
	Name:	Ken Bauchle
	Title:	Senior Vice President